November 12, 2009

Mr. Andrian Burenta, President
Nature’s Call Brands, Inc.
2625 Butterfield Rd. Ste. 138S
Oak Brook, IL 60523

Re:	Legal Opinion Pursuant to SEC Form S-1 Registration Statement – Nature’s Call Brands, Inc.

Dear Mr. Burenta:

You have requested my opinion as special counsel for Nature’s Call Brands, Inc., a Nevada corporation (the "Company") for the limited purpose of rendering this opinion in connection with the Company's Registration Statement on Form S-1 and the Prospectus included therein (collectively the "Registration Statement") relating to a proposed offering by the Company to the public of a minimum of 3,000,000 and a maximum of 30,000,000 shares of the Company's Common Stock, $0.001 par value (the "Shares"), to be filed with the Securities and Exchange Commission. I was not engaged to prepare or review, and I have not prepared or reviewed, any portion of the Registration Statement, and I hereby disclaim any responsibility for the Registration Statement itself.

The following opinion is based upon the Securities Act of 1933 as amended (the "Act") and Nevada securities laws, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

The Shares are to be offered by the Company in a best efforts, direct public offering without any involvement of underwriters, as described in the Registration Statement. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion.

Upon the basis of the foregoing, we are of the opinion that the Shares, when sold pursuant to and in accordance with the Registration Statement and the documents described therein, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Nevada.

Mr. Andrian Burenta
Nature’s Call Brands, Inc.
November 12, 2009
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We hereby consent to the prior filing of this opinion as an exhibit to the Registration Statement, as may be amended from time to time. We also consent to the reference to my name and this firm under the heading “Experts” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.